SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 2, 2005

Premium Standard Farms, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of Incorporation)

333-64180	43-1755411

(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri	64105

(Address of principal executive offices)	(Zip Code)

(816) 472-7675

(Registrant’s telephone number, including area code)

PSF Group Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Certificate of Merger

Item 8.01 Other Events.

     This Form 8-K15d-5 is being filed by Premium Standard Farms, Inc. (“Farms”) as the initial report of Farms to the Securities and Exchange Commission and as notice that Farms is the “successor issuer” to PSF Group Holdings, Inc. (“Holdings”) pursuant to Rule 15d-5 promulgated under the Securities and Exchange Act of 1934, as amended.

     On May 2, 2005, Holdings executed and filed with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware General Corporation Law merging Holdings with and into Farms, its wholly owned subsidiary. The terms of the merger are as follows:

1.	Farms will issue one share of its Class A Common Stock to each holder of Class A Common Stock of Holdings in exchange for each share of Holdings’ Class A Common Stock held by that holder.

2.	Farms will issue one share of its Class B Common Stock to each holder of Class B Common Stock of Holdings in exchange for each share of Holdings’ Class B Common Stock held by that holder.

3.	No cash or other securities shall be paid to the holders of capital stock of Holdings in exchange for their capital stock of the Holdings.

4.	That the Certificate of Incorporation of Farms shall be amended as more fully set forth in Exhibit A of the Certificate of Ownership and Merger.

5.	The Board of Directors of Farms, and each committee of the Board of Directors of Farms, shall continue to serve in such positions until their successors are duly elected and qualified, provided that the members of the Board of Directors who were Class A Directors of Holdings immediately prior to the Merger shall be the initial Class A Directors of Farms, and the members of the Board of Directors who were Class B Directors of Holdings immediately prior to the Merger shall be the initial Class B Directors of Farms.

     Upon the consummation of the merger, Farms will be the successor in interest to all of the assets and liabilities of Holdings.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

2.1	Certificate of Merger

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.

Date: May 2, 2005	By:	/s/ Stephen A. Lightstone

Stephen A. Lightstone,
Chief Financial Officer